EXHIBIT 3.2
                                     BYLAWS

                                       OF

                          WHITMAN REINCORPORATION, INC.
                              a Florida corporation



                                    ARTICLE I
                            Meetings of Shareholders

         Section 1. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the date and time designated by the board of directors.

         Section 2. Special Meetings. Special meetings of the shareholders shall be called upon the written request of the chairman, the chief executive officer or the board of directors by action at a meeting, a majority of directors acting without a meeting, or (as provided by the Articles of Incorporation) shareholders holding at least 50% of the Corporation's stock entitled to vote at the meeting. The written request for the special meeting shall specify the purpose or purposes of the meeting. Only business within the purposes described in the notice required by Section 4 of this Article may be conducted at the special meeting.

     Section 3. Place of Meetings. Meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place, within or outside of Florida, as is designated by the board of directors.

         Section 4. Notice of Meetings. A written notice of each meeting of shareholders, signed by the secretary or the persons authorized to call the meeting, shall be mailed to each shareholder entitled to vote at the meeting at the address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date set for the meeting. The notice shall state the time and place the meeting is to be held, and, if the notice relates to a special meeting, shall also state the purposes for which the meeting is called. The record date for determining shareholders entitled to notice of and to vote at the meeting will be the date fixed by board of directors. A notice of meeting shall be sufficient for the meeting and any adjournment of the meeting. Any shareholder may waive notice of a meeting before, at or after the meeting.

         Section 5. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of shareholders. A majority of shareholders represented in person or by proxy at a meeting of shareholders, even if less than a quorum, may adjourn the meeting form time to time and place to place without further notice until a quorum is present.


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         Section 6. Shareholder  Voting.  If a quorum is present at a meeting of shareholders, the action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action, except as otherwise provided in Section 2 of Article II, the articles of incorporation or applicable law. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Section 7. Record Date. The board of directors may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of shareholders entitled to (1) receive notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (2) receive payment of any dividend or other distribution or allotment of any rights, or (3) take any other action. The record date shall not be more than 70 days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution, or the action requiring a determination of shareholders.

         Section 8. Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof (or another entitled to vote on behalf of the shareholder as a matter of law) may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation's secretary or other officer or agent authorized to tabulate votes. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

         Section 9. Conduct of Business Without Meeting by Shareholders. Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the Corporation's secretary, or other officer or agent of the Corporation having custody of the Corporation's books within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters' rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the Florida Business Corporation Act. The written consents shall be filed with the records of the meetings of shareholders.

         Section 10. Notice of Nomination of Directors. Nominations for election to the Board of Directors of the corporation at a meeting of shareholders may be made by the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or on behalf of the Board of Directors, may be made only if notice in writing is personally delivered to, or mailed by first class United States mail, postage prepaid, and received by, the secretary not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to

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shareholders,  such  nomination  shall have been  mailed by first  class  United
States mail, postage prepaid, and received by, or personally delivered to, the secretary not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares, if any, of stock of the corporation that are beneficially owned by each such nominee and (iv) any other information concerning the nominee that must be disclosed in proxy solicitations pursuant to the proxy rules of the Securities and Exchange Commission if such person had been nominated, or was intended to be nominated, by the Board of Directors (including such person's written consent to be named as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as it appears on the corporation's books, of such shareholder, (ii) a representation that such shareholder is a holder of record of shares of stock of the corporation entitled to vote at the meeting and the class and number of shares of the corporation which are beneficially owned by such shareholder, (iii) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder. The corporation also may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting, and that the defective nomination shall be disregarded.

         Section 11. Notice of Business at Annual Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b ) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the corporation, the procedures in Section 10 of this Article I must be complied with. If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the secretary. To be timely, a shareholder's notice must be personally delivered to, or mailed by first class United States mail, postage prepaid, and received by, the secretary not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to shareholders, such notice, to be timely, must have been mailed by first class United States mail, postage prepaid, and received by, or personally delivered to, the secretary not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the

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business  desired to be brought  before the annual  meeting  and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of shares of stock of the corporation entitled to vote at the meting and the class and number of shares of the corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 11 and except that any shareholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, as is to be included in the corporation's proxy statement for an annual meeting of shareholders shall be deemed to comply with the requirements of this Section 11. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the meeting and the business not properly brought before the meeting shall be disregarded.


                                   ARTICLE II
                                    Directors

         Section 1. Number of Directors. The board of directors of the Corporation shall consist of not less than one person, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Corporation then holding office at any special or regular meeting. Any such resolution increasing or decreasing the number of directors shall have the effect of creating or eliminating a vacancy or vacancies, as the case may be, provided that no such resolution shall reduce the number of directors below the number then holding office.

         Section 2. Election of Directors and Chairman and Vice Chairman of the Board. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Directors shall be elected by a plurality of the votes cast by the share entitled to vote in the election at a meeting at which a quorum is present. At the time of election, a director must be at least 18 years of age, but need not be a shareholder of the Corporation. The board of directors may elect from their members a chairman and a vice chairman of the board. The chairman of the board, if one be elected, shall preside at all meetings of the board of directors and meetings of the shareholders and shall have such other powers and duties as may be prescribed by the board of directors. The vice chairman, if any be elected, shall have such powers and duties as may from time to time be assigned to him by the board of directors or the chairman, and in the absence of the chairman, shall preside at all meetings of the board of directors.



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         Section 3. Term of Office.  Each  director  shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

         Section 4. Removal. Any director or the entire board of directors may be removed, with or without cause, at a meeting of shareholders, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

         Section 5. Vacancies. Any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

         Section 6. Quorum and Transaction of Business. A majority of the number of directors fixed pursuant to these bylaws shall constitute a quorum for the transaction for business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting form time to time and place to place, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         Section 7. Annual Meeting. Annual meetings of the board of directors shall be held immediately following annual meetings of the shareholders or as soon thereafter as is practicable. If no annual meeting of the shareholders is held, or if directors are not elected thereat, then the annual meeting of the board of directors shall be held immediately following any special meeting of the shareholders at which directors are elected, or as soon thereafter as is practicable.

         Section 8. Regular Meeting. Regular meetings of the board of directors shall be held at such times and places, within or without the State of Florida, as the board of directors may, by resolution, from time to time determine. The secretary shall give notice of each such resolution to any director who was not present at the time the resolution was adopted, but no further notice of such regular meeting need be given.

         Section 9. Special Meetings. Special meetings of the board of directors may be called by the chairman, the vice-chairman, the chief executive officer, the president or any two members of the board of directors, and shall be held at such times and places, within or without the State of Florida, as may be specified in such call.

     Section 10. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons

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calling  such  meeting.  Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to attend the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least 48 hours prior to the meeting and directed to the residence of each director as shown in the secretary's records. The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting and may be waived, in writing, by any director either before or after such meeting.

         Section 11. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board of directors. In addition, the directors may be reimbursed for expenses of attending meetings of the board of directors and committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee of the board of directors may by resolution of the board be allowed such compensation for their services as the board of directors may deem reasonable and additional compensation may be allowed to directors for special services rendered.

         Section 12. Action Without a Meeting. Any action required to be taken at a meeting of the board of directors (or a committee of the board of directors), and any action which may be taken at a meeting of the board of directors (or a committee of the board of directors) may be taken without a meeting if a consent in writing, setting forth the action to be taken and signed by all of the directors (or members of the committee), is filed in the minutes of the proceedings of the board of directors. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.


                                   ARTICLE III
                                   Committees

         Section 1. Executive Committee. The board of directors may from time to time, by resolution passed by a majority of the whole board, create an executive committee of three or more directors, the members of which shall be elected by the board of directors to serve at the pleasure of the board. If the board of directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the board of directors, possess and may exercise all of the powers of the board of directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors and except as provided by law. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the board of directors, provided that no rights of third persons shall be prejudicially affected thereby.

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Vacancies in the executive  committee shall be filled by the directors,  and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

         Section 2. Meetings of Executive Committee. Subject to the provisions of these bylaws, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the board of directors, and it shall also meet at the call of the chief executive officer, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 10 of the Article II relating to the notice required to be given for meetings of the board of directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum.

         Section 3. Other Committees. The board of directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the board of directors. The provisions of Section 1 and Section 2 of this Article shall govern the appointment and action of such committee so far as consistent, unless otherwise provided by the board of directors. Vacancies in such committees shall be filled by the board of directors or as the board of directors may provide.


                                   ARTICLE IV
                                    Officers

         Section 1. General Provisions. The board of directors shall elect a senior executive officer who shall hold the office of chief executive officer or president or both, a senior financial officer who shall serve as a vice president and who may also serve as treasurer, a secretary and such number of vice presidents, if any, as the board may from time to time determine. The board of directors may from time to time create such other offices and appoint such other officers, subordinate officers and assistant officers as it may determine. Any two of such offices, other than those of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity.

         Section 2. Term of Office. The officers of the Corporation shall hold office at the pleasure of the board of directors, and, unless sooner removed by the board of directors, until successors are chosen and qualified. The board of directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the board of directors.



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                                    ARTICLE V
                               Duties of Officers

     Section 1. Chief Executive Officer, President and Chief Operating Officer.

     (A) The chief executive officer shall be the senior officer of the corporation and, subject to the control of the board of directors, shall exercise supervision over the management of the business of the Corporation. In the absence of the chairman of the board, he shall preside at meetings of the shareholders. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreement, notices, and other instruments requiring his signature; and shall have all the powers and duties prescribed by the Florida Business Corporation Act and such others as the board of directors may from time to time assign to him. In the event a president is not appointed, the chief executive officer shall also have the duties set forth in Section 1(B) below.

     (B) The president shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the oversight of the chief executive officer, if one be elected. In the absence of the chairman of the board and the chief executive officer, he shall preside at meetings of the shareholders. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notices, and other instruments requiring his signature; and shall have all the powers and duties prescribed by the Florida Business Corporation Act and such others as the board of directors may from time to time assign to him.

     (C) The chief operating officer, if one be elected, shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the oversight of the chief executive officer and the president. In the absence of the chairman of the board, chief executive officer and president, he shall preside at meetings of the shareholders. He shall have authority to sign all deeds, mortgages, bonds, agreements, notices, and other instruments requiring his signature; and shall have all the powers and duties prescribed by the Florida Business Corporation Act and such others as the board of directors may from time to time assign to him.

         Section 3. Vice President. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the board of directors, the chief executive officer or the president. At the request of the chief executive officer or the president, or in the case of their absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the power of the president. The authority of vice president to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notices and other instruments shall be coordinate with like authority of the chief executive officer and the president.

     Section 4. Secretary. The secretary shall, keep minutes of all the proceedings of the shareholders and the board of directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings

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and any other  records  of the  Corporation;  shall have  authority  to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the board of directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the board of directors, the chief executive officer or the president.

         Section 5. Treasurer. The treasurer shall have general supervision of all finances of the Corporation; he shall be in charge of all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the board of directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required; and he shall have such other powers and duties as may from time to time be assigned to him by the board of directors, the chief executive officer or the president.

         Section 6. Assistant and Subordinate Officers. The board of directors may elect such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office at the pleasure of the board of directors and perform such duties as the board of directors or the chief executive officer or the president may prescribe. The board of directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

         Section 7. Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

         Section 8. Resignations and Removals. Any officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the chief executive officer, or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no officer removed shall have any right to any compensation as such officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless, in the case of a resignation, the directors, or, in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

                                   ARTICLE VI
                                 Indemnification

         The Corporation shall indemnify its officers and directors, and any former officer or director, to the full extent permitted by law.


                                   ARTICLE VII
                             Certificates for Shares

         Section 1. Form and Execution. Certificates for shares, certifying the number of fully-paid shares owned, shall be issued to each shareholder in such form as shall be approved by the board of directors. Such certificates shall be signed by the chairman or vice-chairman of the board of directors or the chief executive officer, the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

         Section 2. Registration of Transfer. Any certificate for Shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

         Section 3. Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (1) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of the fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (2) the furnishing to the Corporation an indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

         Section 4. Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.


                                  ARTICLE VIII
                                   Fiscal Year

         The fiscal year of the Corporation shall commence on such date in each year as shall be fixed from time to time by the board of directors.


                                   ARTICLE IX
                                      Seal

         The board of directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the Corporation.

                                    ARTICLE X
                        Corporate Records; Shareholders'
                    Inspection Rights; Financial Information

         Section 1.        Corporate Records.

     (A) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors on behalf of the Corporation.

     (B) The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

     (C) The Corporation shall keep a copy of: its articles or restated articles of incorporation and all amendments to them currently in effect; these bylaws or restated bylaws and all amendments currently in effect; resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the last three years; a list of names and business street address of its current directors and officers; and its most recent annual report delivered to the Department of State.

     (D) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         Section 2. Shareholders' Inspection Rights. A shareholder is entitled to inspect and copy, during regular business hours at the Corporation's principal officer, any of the corporate records described in Section 1(C) of this Article if the shareholder gives the Corporation written notice of the demand at least five business days before the date on which he wishes to inspect and copy the records.

     A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder gives the Corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy provided: (1) the demand is made in good faith and for a purpose reasonably related to such person's interest as a shareholder; (2) the shareholder describes with reasonable particularity the purpose and the records he desires to inspect; and (3) the records are directly connected with the purpose: (a) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board without a meeting (to the extent not subject to inspection under the preceding paragraph); (b) accounting records; (c) the record of shareholders; and (d) any other books and records of the Corporation.

     The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of the Corporation or any other corporation.

         Section 3. Financial Statements of Shareholders. Unless modified by resolution of the shareholders, within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

     If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

     The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond the Corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

         Section 4. Other Reports to Shareholders. If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders' meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     If the Corporation issues or authorities the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next shareholders' meeting.


                                   ARTICLE XI
                                   Amendments

         These bylaws may be altered, amended or repealed, and new bylaws adopted, by the board of directors or shareholders.

         I certify that the foregoing bylaws are the bylaws of Whitman Reincorporation, Inc., a Florida corporation, as of June 13, 1997.


                                                 /S/RICHARD B. SALZMAN
                                                 Richard B. Salzman, Secretary